UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2016

LEAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11311	13-3386776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI	48033
(Address of principal executive offices)	(Zip Code)

(248) 447-1500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 19, 2016, Lear Corporation (“Lear”) held its annual meeting of stockholders. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders:

	Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
Election of directors
Richard H. Bott	60,315,496	29,787	104,635	4,015,307
Thomas P. Capo	60,317,704	27,518	104,696	4,015,307
Jonathan F. Foster	50,503,210	9,867,763	78,945	4,015,307
Dr. Mary Lou Jepsen	60,318,499	29,111	102,308	4,015,307
Kathleen A. Ligocki	60,316,027	31,437	102,454	4,015,307
Conrad L. Mallett, Jr.	59,786,936	557,834	105,148	4,015,307
Donald L. Runkle	60,331,049	34,412	84,457	4,015,307
Matthew J. Simoncini	60,306,464	32,069	111,385	4,015,307
Gregory C. Smith	60,314,488	31,047	104,383	4,015,307
Henry D.G. Wallace	59,969,122	376,138	104,658	4,015,307

Ratification of appointment of independent registered public accounting firm	63,640,274	598,498	226,453

Advisory approval of Lear Corporation’s executive compensation	59,445,548	685,188	319,182	4,015,307

Section 8 – Other Events

Item 8.01	Other Events.

On May 19, 2016, Lear announced that its Board of Directors has declared a $0.30 per share quarterly cash dividend on Lear’s common stock. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

Exhibit Number	Exhibit Description

99.1	Press release, dated May 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation

Date: May 19, 2016	By:	/s/ Jeffrey H. Vanneste
		Name:	Jeffrey H. Vanneste
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press release, dated May 19, 2016

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